UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2026

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 567-7770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On March 2, 2026, Gyre Therapeutics, Inc., a Delaware corporation (the “Company” or “Gyre”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Cullgen Inc., a Delaware corporation (“Cullgen”), and Helix Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cullgen, with Cullgen continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Under the terms of the Merger Agreement, the Company will acquire Cullgen in an all-stock transaction that values Cullgen at approximately $300 million. At the effective time of the Merger (the “Effective Time”),  each then outstanding share of Cullgen capital stock (the “Cullgen Capital Stock”), excluding shares of Cullgen Capital Stock held as treasury stock immediately prior to the Effective Time and any dissenting shares, will be converted into (1) with respect to shares of Cullgen Capital Stock held by certain designated holders, (i) for each share of Cullgen common stock (“Cullgen Common Stock”) held by such holders, a number of shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”), equal to (x) 0.4753 (the “Exchange Ratio”) divided by five, and (ii) for each share of Cullgen preferred stock (“Cullgen Preferred Stock”) held by such designated holders, a number of shares of Company Preferred Stock equal to (x) the number of shares of Cullgen Common Stock issuable upon conversion of each share of Cullgen Preferred Stock, multiplied by the Exchange Ratio, and divided by five, and (2) with respect to shares of Cullgen Capital Stock held by each other holder, (i) for each share of Cullgen Common Stock held by such holders, a number of shares of Company common stock, par value $0.001 per share (the “Company Common Stock”), equal to the Exchange Ratio divided by five, and (ii) for each share of Cullgen Preferred Stock held by such designated holders, a number of shares of Company Common Stock equal to the number of shares of Cullgen Common Stock issuable upon conversion of each share of Cullgen Preferred Stock, multiplied by the Exchange Ratio. Each share of Company Preferred Stock received in the Merger is convertible into five shares of Company Common Stock, subject to certain conditions described below with respect to the Conversion Proposal (as defined below). Notwithstanding anything herein to the contrary, in no event will the Company issue greater than 19.99% of its issued and outstanding Company Common Stock or its voting power prior to the approval of the Conversion Proposal.

In addition, at the Effective Time (1) each then-outstanding in-the-money option to purchase shares of Cullgen Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will cease to represent a right to acquire shares of Cullgen Common Stock and will be converted into and become an option to purchase shares of Company Common Stock on the existing terms and conditions (including with respect to vesting and accelerated vesting), subject to adjustment as set forth in the Merger Agreement, (2) each then-outstanding option to purchase shares of Cullgen Common Stock that is not an in-the-money option and is outstanding and unexercised immediately prior to the Effective Time will be cancelled at the Effective Time for no consideration, and (3) each Cullgen restricted stock unit will vest and be settled for Cullgen Common Stock and the holder thereof will be entitled to receive a number of shares of Company Common Stock calculated in accordance with the Merger Agreement.

Reference is made to the discussion of the Company Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Each of the Company and Cullgen has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval of its stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, and (4) the Company filing with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials relating to the Conversion Proposal (as defined below). The consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by the requisite Cullgen stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, and (2) a filing under The Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger (the “Merger Closing Date”). The Merger Agreement contains certain termination rights of each of the Company and Cullgen. The Board of Directors of the Company (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger does not require the approval of the Company stockholders.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company or Cullgen or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of the Company, Cullgen and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Cullgen, Merger Sub or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Pursuant to the Merger Agreement, the Company has agreed to convene a meeting of its stockholders to submit to its stockholders for their consideration the approval of the conversion of the Company Preferred Stock into shares of Company Common Stock in accordance with certain of the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”). In connection with these matters, the Company intends to file with the SEC a proxy statement and other relevant materials.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements and Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, (i) certain officers, directors, and stockholders of the Company (solely in their respective capacities as Company stockholders) have entered into support agreements with the Company and Cullgen to vote all of their shares of Company Common Stock in favor of the Conversion Proposal (the “Company Support Agreement”), and (ii) certain officers, directors and stockholders of Cullgen (solely in their respective capacities as Cullgen stockholders) have entered into support agreements with the Company and Cullgen to vote all of their shares of Cullgen Capital Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Cullgen Support Agreement” and together with the Company Support Agreement, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of the Company and Cullgen have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of Company Common Stock (or shares convertible for Company Common Stock) for (a) with respect to one-third of the shares of Company Common Stock held by them, the 180-day period following the Merger Closing Date, (b) with respect to one-third of the shares of Company Common Stock held by them, the twelve-month period following the Merger Closing Date, and (c) with respect to one-third of the shares of Company Common Stock held by them, the eighteen month period following the Merger Closing Date.

The foregoing description of the Support Agreements and the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Cullgen Support Agreement, the form of Company Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 10.1, 10.2 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Merger, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Cullgen and certain holders of shares of Cullgen Capital Stock signatory thereto (the “Company Holders”). Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 45 calendar days following the Merger Closing Date with respect to the shares of Company Common Stock (and shares of Company Common Stock issuable upon conversion of the Company Preferred Stock). The Company shall use reasonable best efforts to cause this registration statement to be declared effective by the SEC within 90 business days of the Merger Closing Date (or, in the event of a “full review” by the SEC, within 120 calendar days of the Merger Closing Date).

The Company has also agreed to, among other things, indemnify the Company Holders and their affiliates, the officers, directors, members, partners, agents, brokers, investment advisors, and employees of each of them under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the Effective Time, Thomas Eastling and Songjiang Ma will resign from the Board and any respective committee of the Board to which they were members, and Mr. Ma will also resign from his position as President of the Company on such date. The resignations are not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. The size of the Board will be reduced to seven directors.

Appointment of Director and Chief Executive Officer and President

In accordance with the Merger Agreement, effective immediately after the Effective Time, the Company will appoint Ying Luo, Ph.D. as Chief Executive Officer and President of the Company and to the Board as a Class I director.

Ying Luo, Ph.D., age 60, has served as Chairman of the board of directors and Chief Executive Officer of Cullgen since 2018. He has also served as a director, representative executive officer, president and chief executive officer of GNI Group Ltd. (“GNI Japan”), a vertically-integrated, multinational bio-pharma company listed on the Tokyo Stock Exchange, since 2007, Chief Executive Officer of Shanghai Genomics, Inc., a wholly owned subsidiary of GNI Japan, from 2001 to 2021, a member of the board of directors of GNI Hong Kong Limited, a wholly owned subsidiary of GNI Japan, since 2013, a member of the board of directors and President of GNI USA, a wholly owned subsidiary of GNI Japan (“GNI USA”), since 2015, a director of Berkeley Advanced Biomaterials LLC, a wholly owned subsidiary of GNI USA, since 2017, chairman of the board of directors of Gyre, from October 2023 to January 2025 and chairman of the board of directors of Gyre Pharmaceuticals Co., Ltd., a majority owned subsidiary of Gyre, from 2011 to January 2025. Dr. Luo previously served as a member of the board of directors of Catalyst Biosciences, Inc., a Nasdaq-listed biopharmaceutical company (“Catalyst”), from December 2022 until the completion of Catalyst’s business combination in October 2023 to become Gyre. Dr. Luo was a postdoctoral fellow at the University of California at San Francisco studying HIV gene regulation from 1991 to 1992, a scientist at Aviron Company from 1992 to 1993, a scientist at Clontech Laboratories from 1993 to 1997 and senior scientist/director/senior director of genomics and target discovery of Rigel Inc. from 1997 to 2000, where he led research in the field of protein-protein interactions in cancer and inflammation signaling pathways. In his career, Dr. Luo has authored more than 37 research publications. Dr. Luo completed his undergraduate education at Peking Union Medical College (Peking University’s Premedicine) from 1982 to 1986 and received his doctorate in biomedical sciences from the University of Connecticut Health Center in 1991.

There are no arrangements or understandings between Dr. Luo and any other person pursuant to which he will be appointed as a director of the Company. Dr. Luo is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreement

In connection with Dr. Luo’s appointment as Chief Executive Officer and President and director, Dr. Luo will enter into the Company’s standard form of indemnification agreement, a form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 30, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company expects to file with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Company Preferred Stock (the “Certificate of Designation”) in connection with the Merger referenced in Item 1.01 above. The Certificate of Designation provides for the issuance of shares of the Company Preferred Stock.

Holders of Company Preferred Stock are entitled to receive dividends on shares of Company Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of Company Common Stock. The Company Preferred Stock has the voting rights set forth in the Certificate of Designation, including that such shares have one vote on all matters submitted to the stockholders of the Company for approval, subject to certain limitations. In addition, until the Conversion Proposal is approved, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Company Preferred Stock (a) alter or change adversely the powers, preferences or rights given to the Company Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Company Preferred Stock, (d) issue further shares of Company Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Company Preferred Stock, (e) consummate a Fundamental Transaction (as defined in the Certificate of Designation of Company Preferred Stock) or any merger or consolidation of the Company or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (f) enter into any agreement with respect to any of the foregoing. The Company Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Company Preferred Stock will be convertible, at the option of the holder, into five shares of Company Common Stock, subject to certain limitations, including that a holder of Company Preferred Stock is prohibited from converting shares of Company Preferred Stock into shares of Company Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.99%) of the total number of shares of Company Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Company Preferred Stock does not purport to be complete and is qualified in their entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 2, 2026, The Company and Cullgen issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

On March 2, 2026, the Company made available a presentation to be used with investors to discuss the Merger. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: stockholder approval of the Conversion Proposal, the filing of a resale registration statement pursuant to the Registration Rights Agreement and the timing thereof; and the closing of the Merger, if at all. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, its clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in its forward-looking statements, and you should not place undue reliance on forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its Quarterly Reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated March 2, 2026, by and among Gyre Therapeutics, Inc., Helix Merger Sub Corp., and Cullgen Inc.

3.1	Certificate of Designation of Series B Convertible Preferred Stock

10.1	Form of Cullgen Support Agreement

10.2	Form of Company Support Agreement

10.3	Form of Registration Rights Agreement

10.4	Form of Lock-Up Agreement

99.1	Joint Press Release, issued on March 2, 2026

99.2	Investor Presentation, dated March 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: March 2, 2026	By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Executive Chairman and Interim Chief Executive Officer